Exhibit 99.1

indie Semiconductor Reports First Quarter 2024 Results

•Delivers 29% Year-over-year Top Line Growth to $52.4M with Non-GAAP Gross Margin of 50.3%
•Guides Q2 2024 Revenue to be flat to up 5% Sequentially with Non-GAAP Gross Margin Expansion
•Well Positioned for Sustained Above Market Growth Driven by ADAS and User Experience 2H 2024 New Program Ramps

ALISO VIEJO, Calif. – May 9, 2024 – indie Semiconductor, Inc. (Nasdaq: INDI), an Autotech solutions innovator, today announced first quarter results for the period ended March 31, 2024. Q1 revenue was up 29 percent year-over-year to $52.4 million with Non-GAAP gross margin of 50.3 percent. On a GAAP basis, first quarter 2024 operating loss was $49.6 million compared to $37.0 million a year ago. Non-GAAP operating loss for the first quarter of 2024 was $17.2 million, versus $16.8 million during the same period last year. First quarter 2024 GAAP loss per share was $0.19, while Non-GAAP loss per share was $0.10.

“indie continues to significantly outpace our industry peer group and is capitalizing on technology deployment momentum across the Autotech market," said Donald McClymont, indie's co-founder and chief executive officer. “Despite contracting automotive end market units, we produced 29 percent year-over-year top line growth to a record first quarter level, albeit slightly below our guidance. That said, we believe we have passed our trough and expect a resumption of outsized sales growth in the second half of this year driven by new product ramps of our vehicle camera, power distribution and advanced lighting solutions as well as key global flagship car launches, featuring increased indie content. Further, we’re setting the stage for our larger scale computer vision and radar program launches commencing next year.”

Business Highlights

•Ramped Occupant Monitoring System (OMS) solutions for BMW
•Enabled Cadillac Escalade Augmented Reality (AR) navigational systems
•Secured Image Signal Processor (ISP) wins at a leading Japanese OEM for blindspot monitoring
•Captured strategic camera design wins at Valeo
•Sampled highly integrated Radar MMICs and basebands
•Augmented AI processing capabilities via Expedera partnership
•Supported Xiaomi’s SU7 electric vehicle launch with multiple User Experience solutions
•Unveiled advanced smart connectivity portfolio for in-cabin networking
•Awarded wireless charging sockets at a leading North American vehicle OEM
•Achieved production readiness with a mixed-signal solution for Ultrasonic Intrusion Detection applications at Volkswagen

Q2 2024 Outlook

We provide guidance on a non-GAAP basis only because certain information necessary to reconcile such results and guidance to GAAP is difficult to estimate and dependent on future events outside of our control and, therefore, is not available without unreasonable efforts. Please refer to the header captioned “Discussion Regarding the Use of Non-GAAP Financial Measures” in this release for a further discussion of our use of non-GAAP measures.

“For the second quarter of 2024, we expect indie’s revenue to be flat to up 5 percent sequentially, more than offsetting the current market softness stemming from the still ongoing industry-wide inventory rebalancing,” said Thomas Schiller, indie’s chief financial officer and executive vice president of strategy. “At the same time, we are planning on gross margin expansion to the 51 to 52 percent range from a richer product mix, flat expenses and, in turn, a narrower operating loss on a sequential basis. Based on the strength of our new product pipeline and a general market recovery as channel inventory levels normalize, we plan to return to high growth mode in the back half of this year and to resume our industry-leading growth trajectory into 2025 and beyond.”
indie’s Q1 2024 Conference Call

indie Semiconductor will host a conference call with analysts to discuss its first quarter 2024 results and business outlook today at 5:00 p.m. Eastern time. To listen to the conference call via the Internet, please go to the Financials tab on the Investors page of indie’s website. To listen to the conference call via telephone, please call 1-(888) 886-7786 (domestic) or (416) 764-8658 (international), Conference ID: 34978665.

A replay of the conference call will be available beginning at 9:00 p.m. Eastern time on May 9, 2024 until 11:59 p.m. Eastern time on May 23, 2024 under the Financials tab on the Investors page of indie’s website, or by calling (844) 512-2921 (domestic) or (412) 317-6671 (international), Replay Pin Number: 34978665.

About indie

indie is empowering the Autotech revolution with next generation automotive semiconductors and software platforms. We focus on developing innovative, high-performance and energy-efficient technology for ADAS, user experience and electrification applications. Our mixed-signal SoCs enable edge sensors spanning Radar, LiDAR, Ultrasound, and Computer Vision, while our embedded system control, power management and interfacing solutions transform the in-cabin experience and accelerate increasingly automated and electrified vehicles. We are an approved vendor to Tier 1 partners and our solutions can be found in marquee automotive OEMs worldwide. Headquartered in Aliso Viejo, CA, indie has design centers and regional support offices across the United States, Canada, Argentina, Scotland, Germany, Hungary, Morocco, Israel, Japan, South Korea, Switzerland and China.

Please visit us at www.indiesemi.com to learn more.

Safe Harbor Statement

This communication contains “forward-looking statements” (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended). Such statements can be identified by words such as “will likely result,” “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “project,” “outlook,” “should,” “could,” “may” or words of similar meaning and include, but are not limited to, the preliminary financial results for our first quarter 2024 included in this press release; statements regarding our future business and financial performance and prospects, including expectations regarding our financial outlook, our belief regarding general market conditions and recovery, product ramps of our vehicle camera, power distribution and advanced lighting solutions as well as key global flagship vehicle launches, our non-GAAP gross margin expansion based on product mix, flat operating expenses, and narrower operating loss, our revenue growth, and our anticipated production ramp for our radar and vision programs in 2025. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond our control. Actual results and the timing of events may differ materially from the results included in such forward-looking statements. The preliminary unaudited financial results for our first quarter 2024 included in this press release represent the most current information available to management. In addition to the factors previously disclosed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023 filed with the SEC on February 29, 2024 and in our other public reports filed with the SEC (including those identified under “Risk Factors” therein), the following factors, among others, could cause actual results and the timing of events to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: macroeconomic conditions, including inflation, rising interest rates and volatility in the credit and financial markets; the impacts of the ongoing conflicts in Ukraine and the Middle East; our reliance on contract manufacturing and outsourced supply chain and the availability of semiconductors and manufacturing capacity; competitive products and pricing pressures; our ability to win competitive bid selection processes and achieve additional design wins; the impact of recent acquisitions made and any other acquisitions we may make, including our ability to successfully integrate acquired businesses and risks that the anticipated benefits of any acquisitions may not be fully realized or take longer to realize than expected; our ability to develop, market and gain acceptance for new and enhanced products and expand into new technologies and markets; trade restrictions and trade tensions; and political or economic instability in our target markets. All forward-looking statements in this press release are expressly qualified in their entirety by the foregoing cautionary statements.

Investors are cautioned not to place undue reliance on the forward-looking statements in this press release, which information set forth herein speaks only as of the date hereof. We do not undertake, and we expressly disclaim, any intention or obligation to update any forward-looking statements made in this announcement or in our other public filings, whether as a result of new information, future events or otherwise, except as required by law.

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#indieSemi_Earnings

INDIE SEMICONDUCTOR, INC.
PRELIMINARY CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except share and per share amounts)
(Unaudited)

	Three Months Ended March 31,
	2024	2023

Revenue:
Product revenue	$48,578	$33,653
Contract revenue	3,775	6,799
Total revenue	52,353	40,452
Operating expenses:
Cost of goods sold	30,089	24,056
Research and development	49,589	36,563
Selling, general, and administrative	22,322	16,814
Total operating expenses	102,000	77,433
Loss from operations	(49,647)	(36,981)
Other income (expense), net:
Interest income	1,309	2,419
Interest expense	(2,106)	(2,148)
Loss from change in fair value of warrants	—	(47,332)
Gain (loss) from change in fair value of contingent considerations and acquisition-related holdbacks	15,359	(1,630)
Other expense	(247)	—
Total other income (loss), net	14,315	(48,691)
Net loss before income taxes	(35,332)	(85,672)
Income tax benefit	1,109	3,706
Net loss	(34,223)	(81,966)
Less: Net loss attributable to noncontrolling interest	(3,044)	(9,220)
Net loss attributable to indie Semiconductor, Inc.	$(31,179)	$(72,746)

Net loss attributable to common shares — basic	(31,179)	(72,746)
Net loss attributable to common shares — diluted	(31,179)	(72,746)

Net loss per share attributable to common shares — basic	$(0.19)	$(0.55)
Net loss per share attributable to common shares — diluted	$(0.19)	$(0.55)

Weighted average common shares outstanding — basic	164,602,608	131,490,221
Weighted average common shares outstanding — diluted	164,602,608	131,490,221

INDIE SEMICONDUCTOR, INC.
PRELIMINARY CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)
(Unaudited)

	March 31, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$138,174	$151,678
Restricted cash	10,000	—
Accounts receivable, net	52,418	63,602
Inventory, net	37,899	33,141
Prepaid expenses and other current assets	25,259	23,399
Total current assets	263,750	271,820
Property and equipment, net	29,399	26,966
Intangible assets, net	198,635	208,134
Goodwill	290,397	295,096
Operating lease right-of-use assets	14,332	13,790
Other assets and deposits	7,135	3,070
Total assets	$803,648	$818,876

Liabilities and stockholders' equity
Accounts payable	$18,955	$18,405
Accrued payroll liabilities	13,037	6,621
Contingent considerations	75,122	83,903
Accrued expenses and other current liabilities	29,280	21,411
Intangible asset contract liability	2,088	4,429
Current debt obligations	13,184	4,106
Total current liabilities	151,666	138,875
Long-term debt, net of current portion	156,996	156,735
Deferred tax liabilities, non-current	13,047	13,696
Operating lease liability, non-current	11,258	10,850
Other long-term liabilities	9,210	21,695
Total liabilities	$342,177	$341,851
Commitments and contingencies
Stockholders' equity
Preferred stock	$—	$—
Class A common stock	17	16
Class V common stock	2	2
Additional paid-in capital	836,286	813,742
Accumulated deficit	(392,620)	(361,441)
Accumulated other comprehensive loss	(10,808)	(6,170)
indie's stockholders' equity	432,877	446,149
Noncontrolling interest	28,594	30,876
Total stockholders' equity	461,471	477,025
Total liabilities and stockholders' equity	$803,648	$818,876

INDIE SEMICONDUCTOR, INC.
RECONCILIATION OF PRELIMINARY NON-GAAP MEASURES TO GAAP
(Unaudited)

GAAP refers to financial information presented in accordance with U.S. Generally Accepted Accounting Principles. This press release includes non-GAAP financial measures, as defined in Regulation G promulgated by the Securities and Exchange Commission. We believe that our presentation of non-GAAP financial measures provides useful supplementary information to investors. The presentation of non-GAAP financial measures is not meant to be considered in isolation from or as a substitute for results prepared in accordance with GAAP.

The reconciliations of our preliminary GAAP to non-GAAP measures are as follows (in thousands, except share and per share amounts):

	Three Months Ended March 31,
	2024	2023
Computation of non-GAAP gross margin:
GAAP revenue	$52,353	$40,452
GAAP cost of goods sold	30,089	24,056
Acquisition-related expenses	(110)	(2,648)
Amortization of intangible assets	(3,735)	(2,019)
Inventory cost realignments	(145)	—
Share-based compensation	(100)	(68)
Non-GAAP gross profit	$26,354	$21,131
Non-GAAP gross margin	50.3%	52.2%

	Three Months Ended March 31,
	2024	2023
Computation of non-GAAP operating loss:
GAAP loss from operations	$(49,647)	$(36,981)
Acquisition-related expenses	1,195	5,133
Amortization of intangible assets	5,771	3,423
Inventory cost realignments	145	—
Share-based compensation	25,384	11,626
Non-GAAP operating loss	$(17,152)	$(16,799)

	Three Months Ended March 31,
	2024	2023
Computation of non-GAAP net loss:
Net loss	$(34,223)	$(81,966)
Acquisition-related expenses	1,195	5,133
Amortization of intangible assets	5,771	3,423
Inventory cost realignments	145	—
Share-based compensation	25,384	11,626
Loss from change in fair value of warrants	—	47,332
(Gain) loss from change in fair value of contingent considerations and acquisition-related holdbacks	(15,359)	1,630
Other expense	247	—
Non-cash interest expense	250	259
Income tax benefit	(1,109)	(3,706)
Non-GAAP net loss	$(17,699)	$(16,269)

	Three Months Ended March 31,
	2024	2023
Computation of Non-GAAP EBITDA:
Net loss	$(34,223)	$(81,966)
Interest income	(1,309)	(2,419)
Interest expense	2,106	2,148
Loss from change in fair value of warrants	—	47,332
(Gain) loss from change in fair value of contingent considerations and acquisition-related holdbacks	(15,359)	1,630
Other expenses	247	—
Income tax benefit	(1,109)	(3,706)
Depreciation and amortization	7,307	4,380
Stock-based compensation	25,384	11,626
Inventory cost realignments	145	—
Acquisition-related expenses	1,195	5,133
Non-GAAP EBITDA	$(15,616)	$(15,842)

Three Months Ended March 31, 2024
Computation of non-GAAP share count:
Weighted Average Class A common stock - Basic	164,602,608
Weighted Average Class V common stock - Basic	18,661,365
Escrow Shares	1,725,000
TeraXion Unexercised Options	721,567
Non-GAAP share count	185,710,540

Non-GAAP net loss	$(17,699)
Non-GAAP net loss per share	$(0.10)

Discussion Regarding the Use of Non-GAAP Financial Measures

Our earnings release contains some or all of the following financial measures that have not been calculated in accordance with United States Generally Accepted Accounting Principles (“GAAP”): (i) non-GAAP gross profit and gross margin, (ii) non-GAAP operating loss, (iii) non-GAAP net loss, (iv) non-GAAP EBITDA, (v) non-GAAP share count, (vi) non-GAAP net loss and (vii) non-GAAP net loss per share. As set forth in the tables above, we derive such non-GAAP financial measures by excluding certain expenses and other items from the respective GAAP financial measure that is most directly comparable to each non-GAAP financial measure. Management may use these non-GAAP financial measures to, amongst other things, evaluate operating performance and compare it against past periods or against peer companies, make operating decisions, forecast for future periods and to determine payments under compensation programs. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in our ongoing business by eliminating certain expenses and other items that management believes might otherwise make comparisons of our ongoing business with prior periods and competitors more difficult, obscure trends in ongoing operations or improve management’s ability to forecast future periods.

We provide investors with non-GAAP gross profit and gross margin, non-GAAP operating loss, non-GAAP net loss and non-GAAP net loss per share because we believe it is important for investors to be able to closely monitor and understand changes in our ability to generate income from ongoing business operations. We believe these non-GAAP financial measures give investors an additional method to evaluate historical operating performance and identify trends, an additional means of evaluating period-over-period operating performance and a method to facilitate certain comparisons of our operating results to those of our peer companies. We further believe these non-GAAP financial measures allow investors to assess the overall financial performance of our ongoing operations by eliminating the impact of (i) acquisition-related expenses (including acquisition-related professional fees and legal expenses, deemed compensation expense and expenses recognized in relation to changes in contingent consideration obligations), (ii) amortization of acquisition-related intangibles and certain license rights, (iii) inventory cost realignments, (iv) gains or losses recognized in relation to changes in the fair value of warrants, contingent considerations issued by indie, acquisition-related holdbacks and unrealized gains or losses from currency hedging contracts, (v) non-cash interest expenses related to the amortization of debt discounts and issuance costs, (vi) share-based compensation, and (vii) income tax benefit (expenses). We believe that disclosing these non-GAAP financial measures contributes to enhanced financial reporting transparency and provides investors with added clarity about complex financial performance measures.

We do not report a GAAP measure of gross profit or gross margin because certain costs related to contract revenues are expensed as incurred and included in research and development expenses, and not in cost of sales, as it is not practicable for us to bifurcate these expenses. We derive and reconcile non-GAAP gross profit from the most relevant GAAP financial measures by subtracting GAAP cost of sales, adjusted for acquisition-related expenses and share-based compensation, from GAAP revenue. We calculate non-GAAP operating loss by excluding from GAAP operating loss, any (i) acquisition-related expenses (including acquisition-related professional fees and legal expenses, deemed compensation expense and expenses recognized in relation to changes in contingent consideration obligations), (ii) amortization of acquisition-related intangibles and certain license rights, (iii) inventory cost realignments and (iv) share-based compensation. We calculate non-GAAP net loss by excluding from GAAP net income (loss), any (i) acquisition-related expenses (including acquisition-related professional fees and legal expenses, deemed compensation expense and expenses recognized in relation to changes in contingent consideration obligations), (ii) amortization of acquisition-related intangibles and certain license rights, (iii) inventory cost realignments, (iv) gains or losses recognized in relation to changes in the fair value of warrants, contingent considerations issued by indie, acquisition-related holdbacks and unrealized gains or losses from currency hedging contracts, (v) non-cash interest expenses related to the amortization of debt discounts and issuance costs, (vi) share-based compensation, and (vii) income tax benefit (expenses). We calculate non-GAAP EBITDA by excluding from GAAP net income (loss), any (i) acquisition-related expenses (including acquisition-related professional fees and legal expenses, deemed compensation expense and expenses recognized in relation to changes in contingent consideration obligations), (ii) amortization of acquisition-related intangibles and certain license rights, (iii) depreciation of fixed assets, (iv)inventory cost realignments, (v) gains or losses recognized in relation to changes in the fair value of warrants, contingent considerations issued by indie, acquisition-related holdbacks and unrealized gains or losses from currency hedging contracts, (vi) non-cash interest expenses related to the amortization of debt discounts and issuance costs, (vii) share-based compensation, and (viii) income tax benefit (expenses). We calculate non-GAAP share count by adding (i) weighted average Class A common stock, (ii) weighted average Class V common stock held by minority shareholders, which are exchangeable into Class A common stock, (iii) Escrow Shares and (iv) vested but unexercised options issued as part of the TeraXion acquisition. Non-GAAP net loss per share is calculated by dividing non-GAAP net loss by non-GAAP share count.

We exclude the items identified above from the respective non-GAAP financial measure referenced above for the reasons set forth with respect to each such excluded item below:

Acquisition-related expenses - including such items as, when applicable, fair value charges incurred upon the sale of acquired inventory, accounting impact to the cost of goods sold due to one-time inventory costing realignment with a specific supplier and acquisition-related professional fees and legal expenses because they are not considered by management in making operating decisions and we believe that such expenses do not have a direct correlation to our future business operations and thereby including such charges do not necessarily reflect the performance of our ongoing operations for the period in which such charges or reversals are incurred.

Amortization expenses - related to the amortization expense for acquired intangible assets and certain license rights.

Depreciation expenses - related to the depreciation expenses for all property and equipment on hand.

Inventory cost realignments - related to the supplier allocation premiums introduced during COVID that is currently incorporated in our inventory cost but have since been eliminated going forward. The impact of this premium is deemed non-recurring and therefore not considered by management in its evaluation of the ongoing performance of the business.

Share-based compensation - related to the non-cash compensation expense associated with equity awards granted to our employees (including those granted in lieu of cash compensation) and employer tax related to employee stock transactions. These expenses are not considered by management in making operating decisions and such expenses do not have a direct correlation to our future business operations.

Gain (loss) from change in fair values - because these adjustments (1) are not considered by management in making operating decisions, (2) are not directly controlled by management, (3) do not necessarily reflect the performance of our ongoing operations for the period in which such charges are recognized and (4) cannot make comparisons between peer company performance less reliable.

Non-cash interest expense - related to the amortization of debt discounts and issuance costs because (1) these expenses are not considered by management in making decision with respect to financing decisions, and (2) these generally reflect non-cash costs.

Income tax benefit (expense) - related to the estimated income tax benefit (expense) that does not result in a current period tax refunds (payments).

The non-GAAP financial measures presented should not be considered in isolation and are not an alternative for the respective GAAP financial measure that is most directly comparable to each such non-GAAP financial measure. Investors are cautioned against placing undue reliance on these non-GAAP financial measures and are urged to review and consider carefully the adjustments made by management to the most directly comparable GAAP financial measures to arrive at these non-GAAP financial measures. Non-GAAP financial measures may have limited value as analytical tools because they may exclude certain expenses that some investors consider important in evaluating our operating performance or ongoing business performance. Further, non-GAAP financial measures are likely to have limited value for purposes of drawing comparisons between companies as a result of different companies potentially calculating similarly titled non-GAAP financial measures in different ways because non-GAAP measures are not based on any comprehensive set of accounting rules or principles.

Beginning in Q4 2023, management added non-GAAP EBITDA, which removes non-recurring, irregular and one-time items that may distort EBITDA, to the current non-GAAP financial measures. We will calculate non-GAAP EBITDA by excluding from GAAP net income (loss), any (i) acquisition-related expenses (including acquisition-related professional fees and legal expenses, deemed compensation expense and expenses recognized in relation to changes in contingent consideration obligations), (ii) amortization of acquisition-related intangibles and certain license rights, (iii) depreciation of property, plant and equipment, (iv) inventory cost realignments, (v) gains or losses recognized in relation to changes in the fair value of warrants, contingent considerations issued by indie, acquisition-related holdbacks and unrealized gains or losses from currency hedging contracts, (vi) non-cash interest expenses related to the amortization of debt discounts and issuance costs, (vii) share-based compensation, and (viii) income tax benefit (expenses).

To the extent our disclosures contain forward-looking estimates of non-GAAP financial measures, such as our forward-looking outlook for non-GAAP EBITDA, these measures are provided to investors on a prospective basis for the same reasons (set forth above) we provide them to investors on a historical basis. We are generally unable to provide a reconciliation of our forward-looking non-GAAP measures because certain information needed to make a reasonable forward-looking estimate of such non-GAAP measures are difficult to predict and estimate and is often dependent on future events that may be uncertain or outside of our control and, therefore, is not available without unreasonable efforts. Such events may include unanticipated changes in our GAAP effective tax rate, unanticipated one-time charges related to asset impairments (fixed assets, inventory, intangibles, or goodwill), unanticipated acquisition-related expenses, unanticipated settlements, gains, losses and impairments and other unanticipated items not reflective of ongoing operations. Our forward-looking estimates of both GAAP and non-GAAP measures of our financial performance may differ materially from our actual results and should not be relied upon as statements of fact.